Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

April 2, 2021

Viracta Therapeutics, Inc.

2533 S Coast Hwy 101, Suite 210

Cardiff, CA 92007

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Viracta Therapeutics, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,199,999 shares of your common stock, par value $0.0001 per share (“Common Stock”), reserved for future issuance pursuant to the Company’s 2021 Equity Incentive Plan, (ii) 2,151,303 shares of Common Stock reserved for future issuance pursuant to the Viracta Subsidiary, Inc. 2016 Equity Incentive Plan, as amended, and (iii) 51,738 shares of Common Stock reserved for issuance pursuant to the Company’s 2011 Employee Stock Purchase Plan, as amended. As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under such plans (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”).

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

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